Exhibit 99.2

KBS SOR (BVI) HOLDINGS, LTD.
FINANCIAL STATEMENTS
DECEMBER 31, 2016 (AUDITED)

KBS SOR (BVI) HOLDINGS, LTD.

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2016

U.S. DOLLARS IN THOUSANDS

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Special Report in accordance with Regulation 9c

Financial Information and Financial Data from the

Consolidated Financial Statements Attributable to the Company

Below is separate financial information and financial data attributable to the Company from the Group's consolidated financial statements as of December 31, 2016, published as part of the periodic reports ("consolidated financial statements"), presented in accordance with Regulation 9c to the Israeli Securities Regulations (Periodic and Immediate Reports), 1970.

The significant accounting policies applied in presenting this financial information is elaborated in Note 2 to the consolidated financial statements.

"Investees" - as defined in Note 1 to the consolidated financial statements.

KBS SOR (BVI) HOLDINGS, LTD.

STATEMENTS OF FINANCIAL POSITION

U.S. dollars in thousands

		December 31,
	Note	2016	2015
		Audited

ASSETS
Non-current assets
Investments in investees		$1,103,741	$—
Restricted cash		5,649	—
Escrow deposit for acquisition of real estate		2,000	—
		1,111,390	—

Current assets
Prepaid financing costs		—	1,137
Cash and cash equivalents		2,413	—
Derivative asset		12	—
		2,425	1,137

Total assets		$1,113,815	$1,137

EQUITY		$862,712	$—

Non-current liabilities
Debentures, net	4	243,455	—

Current liabilities
Accounts payable and accrued liabilities		3,738	—
Derivative liability	6	3,910	—
Due to Parent Company		—	1,137

		7,648	1,137

Total liabilities		251,103	1,137

Total equity and liabilities		$1,113,815	$1,137

March 9, 2017	/s/ Jeffrey Waldvogel	/s/ Peter McMillan III	/s/ Keith Hall
Date of approval of	Waldvogel, Jeffrey	McMillan, Peter III	Hall, Keith David
financial statements	Chief Financial Officer	Chairman of Board of Directors	Chief Executive Officer

The accompanying notes are an integral part of this financial position.

KBS SOR (BVI) HOLDINGS, LTD.

STATEMENTS OF OPERATIONS

USD in thousands

	Year ended December 31,	For the period from December 18, 2015 *) to December 31,
	2016	2015
	Audited

Share of profit from investees, net	$86,098	$—
Asset management fees to affiliate	(8,253)	—
General and administrative expenses	(1,466)	—

Operating income	76,379	—

Finance expense	(10,311)	—
Foreign currency transaction adjustments, net	(2,997)	—

Net income	$63,071	$—

*)    Incorporation date.

The accompanying notes are an integral part of this financial position.

KBS SOR (BVI) HOLDINGS, LTD.

STATEMENTS OF COMPREHENSIVE INCOME

U.S. dollars in thousands

	For the year ended December 31, 2016	Period from December 18, 2015 (day of incorporation) to December 31, 2015
	Audited

Net income	$63,071	$ -

Total comprehensive income	$63,071	$ -

The accompanying notes are an integral part of this financial position.

KBS SOR (BVI) HOLDINGS, LTD.

STATEMENTS OF CASH FLOW

USD in thousands

	For the year ended December 31,	For the period from December 18, 2015 *) to December 31,
	2016	2015
	Audited
Cash flows from operating activities
Net income for the period	$63,071	$—

Adjustments to reconcile net income to net cash provided by operating activities:
Share of profit from investees	(86,098)	-
Finance expense	10,311	-
Distribution from investees, net	48,854	-
Foreign currency transaction adjustments, net	2,997	-
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	86	-

Net cash provided by operating activities	39,221	-

Cash flows used in investing activities
Investments in investees	(333,994)	-
Escrow deposits for investments in investees	(2,000)	-
Distribution from investees, net	118,838	-
Purchase of interest rate cap	(15)

Net cash used in investing activities	(217,171)	-

Cash flows from financing activities
Proceeds from issue of debentures	249,211	-
Payments of deferred financing costs	(8,680)	-
Restricted cash for debt service obligations	(5,595)	-
Interest paid	(5,232)	-
Repayments to Parent Company	(5,512)	-
Borrowings from Parent Company	4,375	-
Distribution to Owner	(51,700)	-

Net cash provided by financing activities	176,867	-

Effect of exchange rate changes on cash and cash equivalents	3,496	-

Increase in cash	2,413	-
Cash, beginning of the period	-	-

Cash, end of the period	$2,413	$—

Non-cash activities
Investment in investees	$809,682	$—
Increase in deferred financing fees due to Parent Company and payable	$—	$1,137

*)    Incorporation date.
The accompanying notes are an integral part of this financial position.

KBS SOR (BVI) HOLDINGS, LTD.
NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 1:    GENERAL INFORMATION

KBS SOR (BVI) Holdings, Ltd. (the "Company") was incorporated on December 18, 2015 as a private company limited by shares according to the British Virgin Islands ("BVI") Business Companies Act, 2004. The Company is authorized to issue a maximum of 50,000 common shares with no par value. Upon incorporation the Company issued one certificate containing 10,000 common shares with no par value.

The Company and its subsidiaries (the "Group") operate in the investment real estate segment in the United States, which includes mainly investment in office and residential real estate and undeveloped lands. In addition, the Company invests in real estate-related loans.

The Company is a wholly-owned subsidiary of KBS Strategic Opportunity Limited Partnership (the "Operating Partnership", the "Owner" or "Controlling Shareholder"), a Delaware limited partnership formed on December 10, 2008. KBS Strategic Opportunity REIT, Inc. ("KBS REIT" or "Parent Company"), a Maryland corporation incorporated on October 8, 2008, is the sole general partner of, and owns a 0.1% partnership interest in, the Operating Partnership. KBS Strategic Opportunity Holdings LLC ("REIT Holdings"), a Delaware limited liability company formed on December 9, 2008, owns the remaining 99.9% interest in the Operating Partnership and is its sole limited partner. KBS REIT is the sole member and manager of REIT Holdings. The Company is a wholly-owned subsidiary of KBS REIT.

Acquisition of investments from the Operating Partnership (controlling shareholder) and presentation of consolidated financial statements:

Concurrent with the placement of bonds of the Company and the admission of the Company's bonds to trading on the Tel-Aviv Stock Exchange, on March 8, 2016 the Company (through a subsidiary) acquired real estate projects (assets and liabilities) from the transferring entities (the transferring entities) that are controlled by the Controlling Shareholder before and after the above transfer (the Acquisition). In consideration for the Acquisition, the Company issued 10,000 common shares with no par value to the Operating Partnership.

As of December 31, 2016, the Operating Partnership owned 11 office properties, one office campus consisting of nine office buildings, one office portfolio consisting of four office buildings and 25 acres of undeveloped land, one office portfolio consisting of three office properties, one office/flex/industrial portfolio consisting of 21 buildings, one retail property, two apartment properties, two investments in undeveloped land encompassing an aggregate of 1,670 acres, one investment in an unconsolidated joint venture, one investment in an available for sale asset and one investment in a debt investment.

KBS SOR (BVI) HOLDINGS, LTD.
NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 1:    GENERAL INFORMATION (Cont.)

Since the Company acquired these operations from the transferring entities, which are controlled by the same controlling shareholder of the Company before and after the Acquisition, the Acquisition is not a business combination within the scope of IFRS 3. The Company accounts for the Acquisition in a manner similar to a pooling of interests. Thus, the consolidated financial statements comprise the statements of financial position and results of operations of the Company and of the operations acquired from the transferring entities as if the Company had owned those entities since inception or since those were acquired by the controlling Shareholder from third party, the later of.

NOTE 2:    BASIS OF PREPARATION

The financial statements are prepared in accordance with International Financial Reporting Standards (IFRS). Furthermore, the financial statements have been prepared in conformity with the provisions Israeli Securities Regulations (Annual Financial Statements), 2010.

The financial statements have been prepared on a cost basis. The financial statements are presented in thousands of United States Dollars (USD), except when otherwise indicated.

The financial information should be read in conjunction with the pro-forma financial statements as of December 31, 2016 and for the year then ended and the accompanying notes ("annual pro-forma consolidated financial statements").

NOTE 3:    TAXES

According to the relevant tax laws in the BVI and in the U.S.A, substantially all of the companies in the Group are considered as a "pass through" entities. Accordingly, no provision has been made for federal and state income taxes or other income tax benefits in the accompanying financial statements as taxable income and losses are reported in the tax return of the shareholders.

In order to continue to qualify as a REIT, the Parent Company conducts certain business activities through a taxable REIT subsidiary (“TRS”).  Any TRSs the Company forms will incur taxes or accrue tax benefits consistent with a “C” corporation; however, such amount is not material as of December 31, 2016.

KBS SOR (BVI) HOLDINGS, LTD.
NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 4:    DEBTENTURES

Bond Issuance:

On March 8, 2016, the Company issued bonds (series A) in the amount of New Israeli Shekels ("NIS") 970.2 million par value ($249.2 million as of March 9, 2016). The bonds are registered in the Tel Aviv Stock Exchange. The bonds (series A) are not linked (principal and interest) to any index.

The bonds (Series A) shall be repaid (principal) in five (5) equal annual installments on March 1st of each of the years from 2019 to 2023, such that each of the payment shall be equal to 20% of the total par value of the bonds (Series A).

The outstanding balance of the principal of the bonds (Series A) shall bear fixed annual interest at 4.25% (but subject to adjustments in the event of a change in the rating of the bonds (Series A) and/or noncompliance with financial covenants). The annual interest rate may increase by increments of 0.25% as a result of downgrades in the credit rating of the bonds (Series A) by rating agencies or by increments of 0.5% as a result of violations of certain financial covenants set forth in the deed of trust. The cumulative increase in the interest rate as a result of these events is limited and shall not exceed an aggregate of 1.75%.

The interest on the bonds (Series A) shall be paid in two semiannual installments on March 1st and September 1st starting September 1st, 2016 until March 1st, 2023.

The aggregate offering costs were approximately $ 9.7 million (approximately 38 million NIS) and the effective interest rate is approximately 5.2%.

Concurrent with the placement of bonds, on March 8, 2016, the Operating Partnership assigned to the Company all of its interests in the subsidiaries through which the Parent Company indirectly owns all of its real estate and real estate-related investments.  The Operating Partnership owns all of the issued and outstanding equity of the Company.  As a result of these transactions, the Parent Company now holds all of its real estate and real estate-related investments indirectly through the Company.

In accordance with the deed of trust of the bonds (series A), the Company must maintain a minimum Consolidated Equity Capital of the Company (including minority interests) of $475 million.  The Company is also subject to other financial covenants such as the Ratio of Debt to CAP and a Ratio of Debt to EBITDA.

In addition, within the deed of trust, some restrictions regarding dividend distribution were determined, among other- the Company undertakes not to make any distribution unless the Consolidated Equity Capital of the Company (including minority interests) less the amount of the distribution will not be less than $ 600 million. However, the Parent Company must comply with certain dividend restriction by law, by which the Parent Company must distribute up to 100% of its taxable income in order to comply with REIT regulations.  The Company is not restricted from making distributions to the Parent Company in order to comply with such REIT regulations. As of December 31, 2016, the Company was in compliance with all bond covenants.

KBS SOR (BVI) HOLDINGS, LTD.
NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 5:    DIVIDENDS

During the year ended December 31, 2016, the Company declared and paid distributions in the aggregate of $51.7 million to the Owner.

NOTE 6:    HEDGES

On August 8, 2016, August 16, 2016 and August 22, 2016, the Company, entered into four foreign currency collars to hedge against a change in the exchange rate of the Israeli new Shekel versus the U.S. Dollar. The foreign currency collars expire in August 2017 and have a U.S. Dollar notional amount in the aggregate of $250.0 million. The foreign currency collars consist of purchased call options to buy ranging from 3.6686 to 3.7245 Israeli new Shekels and sold put options to sell the Israeli new Shekels ranging from 3.7695 to 3.826 Israeli new Shekels. The foreign currency collars are intended to permit the Company to exchange, on the settlement dates of the collars and net of the effect of the collars, $250.0 million U.S. Dollars for an amount of Israeli new Shekels ranging from 923.1 million to 948.4 million. As of December 31, 2016, the Company used Level 2 inputs to measure the foreign currency collars fair value at $3.9 million liability.

NOTE 7:    SUBSEQUENT EVENTS

Dividend approval:

On March 9, 2017, after the balance sheet date, the Company declared a distribution of dividend in the amount of $6.7 million to the Owner.

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